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                               CREDIT AGREEMENT                   Exhibit 10.32


TO:    VENTURE SEISMIC LTD. (the "LENDER")
       3110 80th Avenue S.E.
       Calgary, Alberta T2C 1J3


FROM:  CONTINENTAL HOLDINGS LTD. (the "BORROWER")
       210, 3030 3rd Avenue N.E.
       Calgary, Alberta T2A 6T7

RE: Line of credit to assist in outfitting the "Pacific Titan" (the "CREDIT") CREDIT LIMIT - $4,000,000.00 (U.S.)

In consideration of the Lender authorizing the Credit subject to the conditions contained herein, the Borrower acknowledges and agrees as follows:


1. The Lender shall, subject to the terms and conditions of the general security agreement granted by the Borrower to the Lender as of the date hereof (the "GSA"), advance the Credit Limit to the Borrower's account number 4002085 with Royal Bank of Canada, transit no. 02699 (the "ACCOUNT"). The Credit shall be utilized solely to assist in the outfitting of the marine seismic vessel "Pacific Titan" (the "PROJECT"). The Borrower shall present to the Lender all invoices and bills regarding the Project that the Borrower desires paid utilizing the Credit. All valid invoices and bills regarding the Project shall be paid from the Credit, provided however, that the Lender shall review and approve the validity of such invoices and bills regarding the Project prior to authorizing any use of the Credit. The Lender's authorization to utilize the Credit shall be evidenced by the Lender's signature on all cheques issued from the Account.

2. No interest on the Credit shall accrue or be payable by the Borrower to the Lender prior to August 31, 1998 (the "CONVERSION DATE").

3. From and after the Conversion Date, the Borrower covenants to pay to the Lender on August 31, 2002 (the "MATURITY DATE") all amounts outstanding under the Credit, together with simple interest thereon at a variable rate per annum equal to 1.0% above the prime lending rate in effect from time to time for Royal Bank of Canada, which is the variable per annum rate of interest published from time to time by the Royal Bank of Canada as its prime lending rate on U.S. denominated commercial loans. Interest shall be calculated on the outstanding balance of the Credit, shall accrue from day to day from the Conversion Date and shall be payable quarterly in accordance with this agreement. Payments of principal and accrued interest on the outstanding balance of the Credit shall be made: (i) quarterly on December 1, March 1, June 1
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      and September 1 of each year prior to the Maturity Date, commencing on
      December 1, 1999, the principal portion of each such quarterly payment to equal 1/16 of the amount of the Credit on the Conversion Date, (ii) upon maturity (whether at stated maturity, by acceleration or otherwise) and
      (iii) upon any prepayment, subject to the other provisions hereof and subject to the GSA. Interest calculated as aforesaid shall be payable at such rate before and after maturity, default and judgement, until such outstanding balance of the Credit, together with accrued interest, is paid in full. All computations of interest shall be made on the basis of a year of 365 days on the actual number of days elapsed (including the first but excluding the last day during which any such amount of the Credit is outstanding). The outstanding balance of the Credit together with interest accrued and unpaid shall be payable on the Maturity Date unless the Credit is converted in accordance with Section 6 hereof, whereupon the Lender shall proceed to discharge all registrations regarding the GSA.

4. The Lender is authorized but not obliged to debit the Account as required from time to time to pay interest, principal and other costs incurred in respect of the Credit or otherwise payable by the Borrower to the Lender, all of which fees and costs the Borrower agrees to pay on demand with interest after demand at the rate hereinbefore set forth. Any interest accrued on any such amounts which is not paid by the next date on which an interest instalment is payable shall continue to accrue as simple interest from such date and on all further instalment dates until paid and, as overdue interest, bear interest at the same rate as on principal. All monies received by the Lender, whether by way of debit as aforesaid or otherwise, may be applied and allocated by the Lender to such parts of the outstanding indebtedness as the Lender deems best.

5. Provided the Lender has not exercised any of its remedies under the terms of GSA, the Borrower may, on two business days prior notice, pre-pay the Credit, together with all accrued interest as of such date, without penalty or prepayment bonus.

6.   (a)   Notwithstanding anything herein contained, the Lender may, at any time after the Conversion Date up to and including December 1, 1999, provide written notice to the Borrower of the Lender's intention to convert the entire Credit, with all accrued interest, to a fully-diluted 26.2% equity participation in all of the issued and outstanding share capital, irrespective of class or series, of the Borrower as of such date (the "EQUITY CONVERSION"), whereupon the Credit, with all accrued interest, shall be deemed paid in full. The Borrower shall, upon receipt of notice of the Equity Conversion, take all necessary actions to implement the Equity Conversion within 30 days of receipt of notice of the Equity Conversion. In the event the Equity Conversion is not completed to the satisfaction of the Lender within such time and is not caused by matters beyond
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            the control of the Borrower or its shareholders, this shall constitute a Default (as such term is utilized in the GSA).

      (b) If the Lender desires to exercise its option to convert the Credit pursuant to Section 6(a) hereof, the Lender shall deliver to the Borrower, at its address appearing on the first page hereof, a written notice of its intention to exercise such option (the "CONVERSION NOTICE"), and together therewith, the Lender shall surrender this credit agreement for cancellation, provide to the Borrower a general release with respect to all amounts owed by the Borrower under this agreement, with all costs regarding the preparation, authorization, execution and delivery of such general release on behalf of the Lender to be borne by solely by the Borrower on a solicitor-client basis, and provide written instructions regarding the registration and delivery of certificates for the shares representing the Equity Conversion (the "CONVERSION SHARES"). The Borrower shall, as soon as reasonably practicable thereafter (but not later than 30 days after receipt of the Conversion Notice) issue and forward certificates representing the Conversion Shares to the Lender at its address appearing on the first page hereof. The Lender shall be deemed to have become the holder of record of such shares at the close of business on the date on which the Conversion Notice is sent to the Borrower (the "CONVERSION DATE") and shall be regarded for all corporate purposes after the Conversion Date as the record holder of the number of Conversion Shares to which it is entitled upon the conversion. The Borrower may rely on record ownership of this credit agreement for all corporate purposes, notwithstanding any contrary notice. Immediately upon receipt of the Conversion Shares, the Lender shall proceed to discharge all registrations regarding the GSA.

      (c) No fractional shares (or scrip representing fractional shares) of capital stock shall be issued upon conversion of this Credit. In the event that the Credit to be converted pursuant to the Conversion Notice would result in the issuance of a fractional share of capital stock, the Borrower shall pay a cash adjustment in lieu of such fractional share to the Lender based upon the conversion price determined in accordance with Section 6(a).

      (d) The Borrower shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock upon conversion of the Credit. The Lender shall pay all corporate income taxes, if any, which the Lender may incur in connection with this agreement or the Equity Conversion.
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      (e)   All shares of capital stock which may be issued upon conversion of the Credit will, upon issuance by the Borrower in accordance with the terms of this credit agreement, be validly issued, free from all taxes and liens with respect to the issuance thereof, free from all pre-emptive or similar rights and fully paid and non-assessable.

7. This agreement and any other agreements in relation to the Credit are in addition to and not in substitution for any other agreements between the Borrower and the Lender, including but not limited to the March 27, 1998 securities purchase agreement among the Lender, the Borrower, Les J. Stinn, Roy D. Self, Sandra Kelly, Elaine McCarthy and Greg Stinn and the GSA, each as amended, modified, supplemented, replaced or restated, from time to time.

IN WITNESS WHEREOF the undersigned has executed this agreement this 27th day of March, 1998.

                             CONTINENTAL HOLDINGS LTD.

                             Per: /s/ L.J. STINN
                                 ----------------------------------
                                 Name:  Les J. Stinn           (c/s)
                                 Title:   President


                             Per: /s/  R.D. SELF
                                 ----------------------------------
                                 Name:  Roy D. Self
                                 Title:   Vice-President, Geophysical Operations

                             VENTURE SEISMIC LTD.

                             Per: /s/  BRIAN KOZUN
                                 ----------------------------------
                                 Name:  Brian Kozun           (c/s)
                                 Title:   President